AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with Form 10-KSB Annual Report of Winmax Trading Group Inc. (the "Company") for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

o the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

o the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2005

/s/Gerald E. Sklar
-----------------------------------
Gerald E. Sklar
Chief Executive Officer,